Exhibit 99

FOR RELEASE MONDAY, JUNE 21, 2004 7:00 A.M. CENTRAL, 8:00 AM. EASTERN Contact:	[WRIGHT LOGO]
F. Barry Bays Wright Medical Group, Inc. (901) 867-4361

Wright Medical Group, Inc. Names Laurence Fairey
Chief Executive Officer

Current President and CEO F. Barry Bays to Serve as Executive Chairman

Arlington, TN—June 21, 2004—Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company, today announced that Laurence Y. Fairey, who has been a member of the board of directors of the company since January 2004, will become President and Chief Executive Officer effective July 1, 2004 and will remain a member of the board. F. Barry Bays, the current President and CEO, will become the Executive Chairman of the board.

Commenting on the announcement, Mr. Bays said, “I am very proud of the success our team has had in establishing Wright as a significant player in the orthopaedic industry and in positioning the company for continued future success. I am particularly pleased to have witnessed the benefits that Wright has provided to the many patients who have received our innovative reconstructive devices and biologic products over the past several years. I look forward to my new responsibilities as the Executive Chairman of the board of directors. This new role will allow me to continue my direct involvement in the business and contribute to the strategy and direction of Wright, while reducing my overall time commitment. I am confident that Laurence, with the talent and experience he brings, will ensure the continuation of our employee and management strengths, product innovation and the market expansion strategies that have fostered our success.”

Mr. Fairey, age 53, is an accomplished medical device executive with 27 years of service in the orthopaedic industry. He served in several executive capacities at Medtronic Sofamor Danek, Inc., and its predecessor company, Sofamor Danek Group, Inc., from 1990 until his retirement in 2000, including Executive Vice President and Chief Financial Officer, President of International and, most recently, President of Neurologics. Prior to joining Sofamor Danek, Mr. Fairey held both financial and operational executive positions during an 18-year tenure with Smith & Nephew Richards, Inc., and its predecessor, Richards Medical Company, Inc.

“While I am taking the reigns as CEO and look forward to my new leadership role, the core executive management team remains unchanged,” Mr. Fairey said. “Barry has provided Wright Medical with strategic vision and exceptional leadership which are crucial in achieving worldwide commercial success and new product innovations. Working together with Barry and the rest of the management team, I am confident in achieving our growth objectives and financial milestones while continuing to build the company’s product portfolio.”

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Wright Medical specializes in the design, manufacture and marketing of reconstructive joint devices and biologic materials. Under the strategic direction of Mr. Bays, who joined Wright in January 2000, the company has become a world leader in the medical technology and devices market. In 2003, the sales of the company totaled a record $248.9 million, representing a 24% increase over 2002, including net sales growth of 32% during the fourth quarter; the fastest annual rate of sales growth since completing its initial public offering in July 2001.

“During the past four years, Wright has built a highly trained and experienced employee and management team, completed a highly successful IPO, expanded annual net sales by more than 75%, dramatically expanded bottom-line profitability, and developed a product portfolio that addresses key fast-growing sub-sectors of the orthopaedic industry. Given the excellent commercial and product development infrastructure that has been built in the process, the company is well positioned to move to the next level under the new leadership structure announced today,” said James T. Treace. Mr. Treace has been Chairman of the board of directors of the company since 1999 and will continue as a member of the board.

Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologies. The Company has been in business for more than 50 years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit our website at www.wmt.com.

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2003), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

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